                                  SUBLEASE



            AGREEMENT OF SUBLEASE ("Sublease") made as of this 13th day of June, 1997 between SBC Warburg Inc., a New York corporation, having an office at 277 Park Avenue, New York, New York (hereinafter referred to as "Landlord") and Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation, having an office at 277 Park Avenue, New York, New York (hereinafter referred to as

                                 WITNESSETH:

            WHEREAS, Landlord is the lessee under that certain Agreement of Lease, dated June 23, 1994, between Stanley Stahl d/b/a Stahl Park Avenue Company, predecessor in interest to 277 Park Avenue, LLC, as landlord (the "Prime Lessor") and S.G. Warburg & Co. Inc. ("Warburg"), as tenant, as amended by that certain letter agreement (the "Amendment"), dated January 11, 1995, between Prime Lessor and Warburg, as assigned by Warburg to Landlord pursuant to that certain Assignment and Assumption Agreement (the "Prior Assignment"), dated as of June 3, 1996, as amended by that certain letter agreement, dated June 13, 1997, between Prime Lessor and Landlord (collectively, the "Master Lease"), which Master Lease demises all of the rentable area of the second and third floors (the "Prime Leased Premises") in the building known as 277 Park Avenue, New York, New York (the "Building"); and

            WHEREAS, Tenant desires to sublet the portion of the second floor more particularly shown as cross-hatched on the floor plan attached hereto as Exhibit A (the "Premises") in the Building and Landlord is willing to sublet the same on the conditions hereinafter set forth;

            NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

            1. Demise; Term. Landlord hereby subleases to Tenant and Tenant hereby hires from Landlord the Premises for a term to commence (subject to the provisions of Paragraphs 15 and 16 hereof) on the Commencement Date (as hereinafter defined) and to expire on the day immediately preceding the effective date of that certain Assignment and Assumption of Lease (the "Assignment"), dated as of the date hereof, between Landlord and Tenant (the "Expiration Date"). The term "Commencement Date" as used herein shall mean that date on which vacant possession of the Premises is delivered by Landlord to Tenant, which date shall, subject to Paragraphs 15 and 16, occur not later than June 15, 1997 (it being agreed that Landlord shall give Tenant at least 7 days' prior notice of the date on which it anticipates that the

Commencement Date will occur, provided that no prior notice shall be required if the Commencement Date is to occur on June 13, 1997). Subject to Paragraphs 15 and 16 hereof, Landlord shall reasonably cooperate with Tenant to cause the Commencement Date to occur on June 15, 1997, provided that the same does not, in Landlord's sole discretion, adversely affect either (a) Landlord's ongoing business operations, (b) physical and/or data/information security or integrity or (c) client confidentiality. Promptly after the Commencement Date, Landlord and Tenant shall enter into an agreement, in form and substance reasonably satisfactory to both parties, confirming the Commencement Date; provided, however, the failure to execute and deliver such agreement shall not affect the validity of the Commencement Date.

            2. Fixed Rent. (a) Tenant covenants and agrees to pay to Landlord a fixed basic rent ("Fixed Rent") of $l,276,275.OO per annum.

                (b) Tenant shall pay the Fixed Rent in equal monthly installments in advance commencing on the Commencement Date and continuing on the first day of each month thereafter during the term of this Sublease. Tenant shall make all payments of Fixed Rent and all other sums of money as shall become due and payable by Tenant to Landlord hereunder ("Additional Rent") to the office of Landlord or at such other place as Landlord may designate in writing, without demand (except as expressly provided herein) and without any abatement, set off or deduction whatsoever (except as expressly provided herein).

                (c) If the Commencement Date or Expiration date occurs on a day other than the first or last day of a calendar month, respectively, the Fixed Rent for such partial calendar month shall be prorated.

            3. Additional Rent. (a) Tenant shall pay to Landlord, as Additional Rent hereunder, the following:

                (i) Subtenant's Share of all amounts which are payable by
            Landlord pursuant to Article 13 and Section 28.8 of the Master Lease or otherwise on account of electricity and chilled water, respectively, supplied to the Premises;

                (ii) Subtenant's Share of all amounts which are payable by
            Landlord pursuant to the service contracts listed on Exhibit B attached hereto; and

                  (iii) The full amount of any other charge, fee, cost, sum or expense which Landlord pays or incurs on or after the Commencement Date (x) for the provision of, or in connection with, any services or supplies provided to or for the Premises (or any part thereof) at the request of Tenant and (y) as may be required pursuant to the terms and provisions of the Master Lease with respect to the Premises.

The term "Subtenant's Share" as used herein shall mean, from time to time during the term of this Sublease, the fraction (expressed as a decimal) having as its numerator the number of rentable square feet comprising the Premises (which shall be deemed to be 32,725 rentable square feet on the Commencement
Date) and as its denominator the number of rentable square feet then comprising the Prime Leased Premises (which shall be deemed to be 161,150 rentable square feet on the Commencement Date).

            (b) Tenant shall pay any commercial rent or occupancy tax with regard to the Premises either to the taxing authority, or, if appropriate, to Landlord, as Additional Rent, at least five (5) business days before the due date of each and every such tax payment to the taxing authority.

            (c) All payments of Additional Rent shall be paid by Tenant to Landlord within fifteen (15) days after Landlord's request therefor (accompanied by a bill or statement from Prime Lessor (as hereinafter defined), if applicable); provided, however, that if the Master Lease requires the making of payments on account of any item of Additional Rent, Tenant shall make such payments at least three (3) business days prior to its respective due date under the Master Lease without the need for request therefor by Landlord.

            4. Use. The Premises shall be used only for general and executive office use in connection with Tenant's business, and for no other purpose.

            5. Incorporation; Master Lease. (a) Except as may be inconsistent with the terms hereof, all of the terms, covenants and conditions of the Master Lease are hereby made part hereof with the same force and effect as if fully set forth at length herein and the term "Landlord" in the Master Lease shall mean Landlord herein and the term "Tenant" in the Lease shall mean Tenant herein and the term "Lease" in the Master Lease shall mean this Sublease. Without limiting the foregoing, the parties agree that the following provisions of the Master Lease are inconsistent with the terms of this Sublease and therefor are not incorporated into this Sublease: Articles: 1, 10 (other than Section 10.5), 11, 15 (other than the first sentence thereof), 19, 27, 28, 33, 38, 39, 40 41, 42, 43, 44, 45, 46 and 47; Sections: 2.1, 2.2(B),
3.1(A), second and third
sentences of 3.1(c), 3.4 3.5, first sentence of 4.1, 4.3, fourth sentence of 6.1(A) 6.l(B), 7.1, 7.7, 9.3, 12.1, 12.2(C)(2), 12.3, 12.5, 12.7, 12.8, 12.9,
12.10, 13.1(A)(other than the last phrase of the second sentence beginning with the word "Tenant"); 13.1(B), 13.2 13.3, 14.2, 18.4 and 36.6; the
Amendment; and the Prior Assignment (collectively, the "Excluded Provisions"). In any case where the consent or approval of Prime Lessor under the Master Lease is required, then Landlord's consent shall also be required hereunder.

            (b) Except as otherwise provided herein, the time limits contained in the Master Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Landlord's part, as tenant thereunder, are changed for the purposes of incorporation herein by reference by shortening same in each instance by two (2) business days, so that Tenant shall have a lesser time to observe or perform hereunder than Landlord has under the Master Lease. In no event, however, shall Tenant have less than two
(2) business days to so observe or perform. If, because of the time period specified for performance in the Master Lease, Tenant cannot perform hereunder within the time periods mentioned in the two previous sentences, Tenant shall not be in technical default hereunder so long as Tenant fully performs prior to the date or time required for Landlord's performance under the Prime Lease. If Landlord or Tenant receives any notice or demand from the Prime Landlord or Tenant receives any notice or demand from the Prime Lessor under the Master Lease, said party shall promptly give a copy thereof to the other.

            (c) Tenant hereby agrees to comply with all of the terms, covenants and conditions of the Master Lease on the part of the tenant therein named to be performed thereunder, other than, subject to the provisions of Paragraphs 2 and 3 hereof, the payment of base rent and additional rent under the Master Lease and the Excluded Provisions.

            (d) Performance by the Prime Lessor shall be deemed and accepted by Tenant as performance by Landlord herein and Landlord shall not be responsible for any breach of the Master Lease by Prime Lessor or any nonperformance or noncompliance with any provision thereof by Prime Lessor, including the failure of Prime Lessor to provide any services, utilities and/or repairs. Landlord makes no representation that Prime Lessor will provide any or all of the services, utilities and/or repairs referred to in the Master Lease.

            (e) Neither Landlord nor Tenant shall do nor permit anything to be done which would violate or breach the terms and provisions of the Master Lease or cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor under the Master Lease.

            6. Remedies. (a) Subject to any applicable notice and cure periods expressly provided under the Master Lease, Landlord shall have the same rights and remedies with respect to a breach of this Sublease by Tenant as the Prime Lessor has with respect to a breach of the Master Lease, as if the same were more fully set forth at length herein, and Landlord shall have, with respect to Tenant, this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by the Prime Lessor under the Master Lease.

            (b) Tenant shall use and occupy the Premises only for purposes permitted under the Master Lease, and for no other purposes.

            7.. Termination of Lease. Provided that Tenant is not in default under this Sublease beyond any applicable notice and cure periods, Landlord covenants and agrees not to voluntarily surrender, cancel or terminate the Master Lease or voluntarily amend the Master Lease so as to deprive (except to a de minimis extent) Tenant of its rights under this Sublease or increase (except to a de minimis extent) Tenant's obligations, without the prior consent of Tenant. Notwithstanding anything to the contrary contained herein, if the Master Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except through the default of Landlord, as tenant thereunder (excluding a default caused by Tenant), or the voluntary surrender of the Master Lease by Landlord, Landlord shall not be responsible for such termination or the termination of this Sublease as a result thereof. Landlord agrees that it shall indemnify and hold harmless Tenant from and against any and all loss, claim, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) which Tenant shall suffer or incur in connection with a breach by Landlord of its covenants and obligations under this Paragraph 7.

            8. Subordination. This Sublease is subject and subordinate to the Master Lease and to all other matters and interests to which the Master Lease is or shall be subordinate. In the event of termination, re-entry or dispossession by Prime Lessor under the Master Lease, Prime Lessor may, at its option, take over all of the right, title and interest of Landlord under this Sublease and Tenant shall, at Prime Lessor's option, attorn to Prime Lessor pursuant to the then executory provisions of this Sublease. Tenant represents that it has read and is familiar with the terms of the Master Lease.

            9. Assignment and Subleasing. Notwithstanding anything contained in the Master Lease to the contrary, Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Sublease, or sublet the Premises in whole or in part or permit the Premises or any part thereof to be used by others.

            10. No Services. (a) Notwithstanding anything contained in this Sublease to the contrary, Landlord shall have no obligation to (i) perform any services under this Sublease (including, without limitation, the providing of electrical energy), (ii) make any repairs or restorations, (iii) comply with any laws or requirements of any governmental authorities, (iv) provide any insurance with respect to the Building, the Premises or the improvements therein, (v) remove, encapsulate or otherwise treat any asbestos-containing materials or other hazardous materials located in the Premises and/or the Building, or (vi) take any other action that Prime Lessor is obligated to provide, make, comply with or take, or cause to be done, under the Master Lease (collectively, "Services") and the only Services or rights to which Tenant is entitled hereunder, including, without limitation, any right to repairs, elevator, water, utilities, heating and air conditioning, are those to which Landlord is entitled as the tenant under the Master Lease, and for all such services and rights, Tenant will look solely to the Prime Lessor. Landlord hereunder assumes no liability for any covenants, representations or warranties made by Prime Lessor under the Master Lease. Landlord agrees to take all reasonable steps to assist Tenant as Tenant may from time to time request, at Tenant's sole expense and without liability to Landlord, in seeking such services and rights from the Prime Lessor, provided Tenant indemnifies and reimburses Landlord as to any cost or expense incurred with respect thereto. If following the expiration of any applicable notice and cure period granted to Prime Lessor under the Master Lease, the Prime Lessor shall fail to perform its obligations under the Master Lease, then Tenant shall have the right to bring an action against Prime Lessor in its own name. If any such action against Prime Lessor in Tenant's name is barred by reason of lack of privity, non-assignability or otherwise, then Tenant may bring such action in Landlord's name and Landlord shall execute all documents reasonably required in connection therewith, provided the same is without cost and expense to Landlord. In the event that Tenant brings any such action against Prime Lessor, then Tenant shall indemnify and hold harmless Landlord from and against any and all loss, claim, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) which Landlord shall incur in connection therewith. Nothing contained herein shall be deemed a waiver of Landlord's rights to receive Services from Prime Lessor. Landlord shall in no event be liable to Tenant for any failure to render any of the Services, nor shall any such failure entitle Tenant to any abatement or reduction in Fixed Rent or Additional Rent payable hereunder or to any right to terminate this Sublease.

            (b) Notwithstanding the foregoing, if, as a result of Prime Lessor's default in any of its obligations to Landlord with respect to the Premises, Landlord receives an abatement or an apportionment of rent allocable to the Premises, Landlord shall pass on to Tenant, Tenant's pro rata share of such abatement or apportionment, based on the Fixed Rent per square foot payable by Tenant under this Sublease.

            11. Broker. Landlord represents and warrants to Tenant that it has not been represented by any broker in connection with this transaction other than Jones Lang Wootton USA ("JLW"). Tenant represents and warrants to Landlord that it has not been represented by any broker in connection with this transaction other than DLJ Realty Services, Inc. ("DLJRSI", JLW and DLJRSI are sometimes collectively referred to herein as "Broker.") Landlord agrees to indemnify, defend and save harmless Tenant from and against any liability, expense, suit, damage, action or charge including, without limitation, reasonable attorneys' fees, that Tenant may suffer or incur by reason of the claim of JLW or any other broker (other than DLJRSI) which may be asserted against the Tenant as a result of any dealings between the Landlord and JLW or any other broker. Tenant agrees to indemnify, defend and save harmless Landlord from and against any liability, expense, suit, damage, action or charge including, without limitation, reasonable attorneys' fees, that Landlord may suffer or incur by reason of the claim of DLJRSI or any other broker (other than JLW) which may be asserted against the Landlord as a result of any dealings between Tenant and DLJRSI or any other broker. Landlord agrees to pay all commissions due Broker pursuant to separate agreements between Landlord and Broker regarding this transaction.

            12. Insurance. Tenant shall, at its sole cost and expense and for the term of this Sublease maintain all property, liability and other insurance required by Article 9 of the Master Lease in accordance therewith. On or prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance naming Landlord, Prime Lessor and such other parties as are required to be named pursuant to the Master Lease as additional insureds.

            13. As Is. (a) Tenant agrees to accept the Premises "as is," "broom clean" at the time possession thereof is delivered to Tenant free of any occupancy and Landlord shall have no obligation to perform any alterations, work or repairs on behalf of Tenant or contribute any sums toward same, except that Landlord shall be responsible for the installation of demising walls substantially in accordance with Exhibit A prior to the commencement of the Sublease. Tenant hereby expressly acknowledges that, except as expressly set forth herein, no representations with respect to the condition, expense or any other matter or thing affecting or related to the Master Lease or the Premises, or any fixtures, equipment or furnishings therein contained, have been made to it. Landlord is not liable or bound in any manner by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Master Lease, Premises or any fixtures, equipment or furnishings contained in the Premises furnished by any real estate broker agent, employee or other person, unless the same are specifically set forth herein. Notwithstanding anything herein contained to the contrary, Landlord shall remove from the Premises all of its movable equipment, furniture, furnishings. decorations and other items of movable personal property (other than the Assigned Items (as defined in the Assignment)) prior to the Commencement Date and shall have the right, but not the obligation, to remove from the Premises all of its movable improvements and fixtures (other than the Assigned Items (as defined in the Assignment) (it being agreed that Landlord shall be under no obligation whatsoever to remove from the Premises any items that are affixed to the Premises). Tenant shall not perform any work or alterations in preparing the Premises for occupancy, or otherwise during the term of this Sublease, without the prior written approval of both Landlord and Prime Lessor in accordance with the terms of the Master Lease. If so approved, all such work and alterations shall be performed in full compliance with the applicable provisions of the Master Lease. Notwithstanding anything to the contrary contained herein or in the Master Lease (and supplementing Section 3.1(C) of the Master Lease), Tenant may perform the following types of work only during Overtime Periods (as defined in the Master Lease): demolition, shooting track and electrical, sprinkler and HVAC shutdowns.

                (b) The parties hereto agree to reasonably cooperate with one another to ensure that, subsequent to the Commencement Date, certain items of infrastructure more particularly identified on Exhibit C attached hereto which cannot be practically or feasibly separated, will be shared or otherwise managed with respect to access and other matters, in a manner that is reasonably satisfactory to both Landlord and Tenant and that preserves the integrity of each party's separate demised premises to the maximum extent possible.

            14. Merger. All prior understandings and agreements between the parties with respect to the Premises are merged within this Sublease, which together with the Assignment fully and completely sets forth the understanding of the parties. This Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing executed by both parties.

            15. Consents. (a) This Sublease is subject to, and shall become effective only upon, the written consent of the Prime Lessor in accordance with all applicable terms of the Master Lease to both this Sublease and the Assignment, which consent Landlord and Tenant shall use all reasonable efforts to obtain. Tenant shall promptly furnish to Landlord such information as may be reasonably necessary to obtain such consent, and to enter into such agreements among the Prime Lessor, Landlord and Tenant as the Prime Lessor may reasonably require pursuant to the Master Lease in connection with giving its consent to this Sublease and the Assignment including, without limitation, an agreement to attorn to the Prime Lessor as landlord in the event of a termination of this Sublease. Any delay in the Prime Lessor's furnishing such consent shall not postpone or extend the Expiration Date. In the event such consent to both this Sublease and the Assignment is denied (or in the event that the consent of Landlord to the Assignment is denied), this Sublease shall thereupon terminate and be of no further force or effect. In the event such consent to both this Sublease and the Assignment is not obtained on or prior to the 60th day following the date hereof, then either party shall have the right to give written notice canceling this Sublease.

                  (b) In the event that this Sublease shall terminate or be cancelled pursuant to the foregoing Paragraph 15(a), then Tenant shall, within 10 days after demand therefor, reimburse Landlord for all of its direct, third party out-of-pocket costs (collectively, the "Delivery Costs") actually incurred to (i) deliver the Premises within the timeframe herein contemplated plus (ii) at Landlord's sole option and discretion, restore the Premises to its existing condition as of April 17, 1997. As used herein, Delivery Costs shall be broadly interpreted to include all reasonable out-of-pocket costs actually incurred both at the Building and at other locations of Landlord, if any, affected as a direct consequence of Landlord's efforts to deliver the Premises to Tenant. Landlord shall provide Tenant with sufficient documentation to reasonably substantiate the Delivery Costs, which shall not exceed the aggregate amount of $800,000.

           16. Delivery of Possession. (a) Notwithstanding anything herein contained to the contrary, if Landlord is unable to deliver to Tenant possession of the Premises, or any part thereof, on June 15, 1997, except as a result of Unavoidable Delays (as defined in the Master Lease) at the Building, because of a fire or casualty therein or for any other reason whatsoever, (i) except as hereinafter set forth, Landlord shall have no liability to Tenant therefor, (ii) the validity of this Sublease shall not be impaired by reason thereof, (iii) the same shall not be construed in any way to extend the term of this Sublease and (iv) the term of this Sublease shall commence on, and the Commencement Date shall be, the date on which Landlord delivers possession of the Premises to Tenant. Notwithstanding the foregoing, if, except as a result of Unavoidable Delays (as defined in the Master Lease) at the Building, Landlord does not deliver to Tenant possession of the Premises on or before the date (the "Outside Date") that is the later to occur of (x) the date that is 7 days after the date on which the required consent of Prime Lessor to this Sublease is received and
(y) June 22, 1997, then, as Tenant's sole and exclusive remedy therefor, Tenant shall receive an abatement of Fixed Rent equal to the sum of (x) $1,748.32 for each of the first 30 days occurring after the Outside Date and prior to the date on which possession of the Premises is delivered to Tenant plus (y) $3,496.64 for each day, if any, occurring after July 22, 1997 and prior to the date on which possession of the Premises is delivered to Tenant.

            (b) The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

            17. Damage by Fire or Other Cause: Condemnation. Notwithstanding any contrary provision of the Master Lease incorporated herein by reference, Tenant shall have no right to (a) terminate this Sublease as to all or any part of the Premises by reason of a casualty on condemnation or (b) an abatement of Fixed Rent or Additional Rent by reason of a casualty or condemnation, unless Landlord is entitled to a corresponding abatement with respect to its corresponding obligation under the Master Lease. The provisions of this Section 17 shall be deemed an express agreement governing any case of damage or destruction of the Subleased Premises by fire or other casualty, and
Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

            18. Freight Elevator Access. In addition to Landlord's rights under Section 14.1(A) of the Master Lease, Landlord shall have the right to enter the Premises upon reasonable prior notice (except in the case of an emergency in which case such access may be without notice) to access the freight elevator lobby and freight elevators serving the 2nd floor of the Building provided that in so doing Landlord shall employ appropriate measures to protect the Premises from damage caused by the movement of freight and shall use reasonable efforts to not interfere with Tenant's business operations.

            19. Authority. Each party hereby represents, warrants and covenants to the other that (i) it is a duly formed and validly existing corporation with full power and authority to enter into this Sublease and to perform its obligations hereunder in accordance with its terms and (ii) this Sublease has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of such party.

            20. Successors. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties and their respective successors and, in the case of Landlord only, assigns.

            21. Governing Law. This Sublease shall be governed by the laws of the State of New York.

            22. Ouiet Enjoyment. Landlord covenants that as long as Tenant shall pay the rental due hereunder and shall duly perform all the terms, covenants and conditions of this Sublease on its part to be performed and observed, Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the term hereof without molestation or hindrance by Landlord, subject to the terms, provisions and conditions of the Master Lease and this Sublease.

            23; Liability. Notwithstanding any other provision contained in this Sublease to the contrary, each party shall look only to the assets of the other party for the satisfaction of any liability of the other party under this Sublease, it being expressly understood and agreed that any partner, officer, director, employee or agent of Landlord or Tenant as an individual shall not be held personally liable for such obligations and neither party shall pursue satisfaction of any judgment against the other against assets of any individual partner, officer, director, employee or agent of such other party.

            24. Trial by Jury. It is agreed by Landlord and Tenant that they shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

            25. Counterparts. This Sublease may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

            26. Invalidity. The invalidity or unenforceability of any term or provision of this Sublease or the non-application of such term or provision to any person or circumstance shall not impair or affect the remainder of this Sublease, and its application to other persons and circumstances and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect.

            27. Notices. Any notice or demand which may be required or may be desired to be given pursuant to this Sublease shall be in writing and given in accordance with Paragraph 18 of the Assignment.

   IN WITNESS WHEREOF, Landlord and Tenant have executed this Sublease as of the day and year first above written.

                                          SBC WARBURG INC.

                                          By: /s/  Robert C. Errico
                                              -------------------------------
                                              Name: Robert C. Errico
                                              Title: Executive Director

                                          By: /s/ Curt Snyder
                                              -------------------------------
                                              Name: Curt Snyder
                                              Title: Executive Director

                                          DONALDSON, LUFKIN & JENRETTE, INC.

                                          By: /s/ Anthony F. Daddino
                                              -------------------------------
                                              Name: Anthony F. Daddino
                                              Title: Executive Vice President
                                                     & Chief Financial Officer

                                   PREMISES

This floor plan is annexed to and made a part of this Sublease solely to indicate the Premises by outlining and diagonal cross-hatching. All areas, conditions, dimensions and locations are approximate.

                                 SBC-WARBURG
                               277 PARK AVENUE
                                 NEW YORK, NY
                              LEASE EXHIBIT "A"
                                   FLOOR 2
                                  SPM-2-277
                                  26-MAR-97
                                  NEW/0 SPM2

                                  [FLOOR MAP]

                                 EXHIBIT "B"
                          SHARED SERVICES CONTRACTS

  ITEM                VENDOR           DESCRIPTION
  ------------------  ---------------  ----------------------------------------------------------
  Cleaning          Stahl            Additional cleaning services:
  ---------------------------------- -----------------------------------------------------------
                    Caccamo          Day-time bathroom clean-up
  ---------------------------------- -----------------------------------------------------------
                    Sterling         Interior Glass
  ---------------------------------- -----------------------------------------------------------
                                     Metal Maintenance (Elevator Lobby)
  ---------------------------------- -----------------------------------------------------------
                                     Stone maintenance and repairs
  ---------------------------------- -----------------------------------------------------------
                                     Arch. Woodwork maintenance and repairs
  ---------------------------------- -----------------------------------------------------------
  HVAC              CM Air           On-site Maintenance including FCU and Generator
  ---------------------------------- -----------------------------------------------------------
  Lighting          Forest           Light maintenance
  ---------------------------------- -----------------------------------------------------------
  Management        SPM              Facilities Management and coordination services
  ---------------------------------- -----------------------------------------------------------
  Plumbing          Breslaw          Plumbing service contract--on-call service
  ---------------------------------- -----------------------------------------------------------
  Pre Action        Lund             Pre-action systems in Telcom rooms
  ---------------------------------- -----------------------------------------------------------
  Rubbish Removal   BFI/Stahl
  ---------------------------------- -----------------------------------------------------------
  Security          1st Security     Security for 2nd and 3rd fl.
  ---------------------------------- -----------------------------------------------------------
  Security System   Kastle           Maintenance and monitoring charges for security system
  ---------------------------------- -----------------------------------------------------------


                                 EXHIBIT "C"
                            SHARED INFRASTRUCTURE
-----------------------------------------------------------------------------

HVAC:

   o The HVAC system integrity will be maintained and monitor by SBCW's BMS equipment. Any modifications to the system cannot be made until prior consent is received from SBCW/SPM.

INFORMATION TECHNOLOGY:

   o IDF 2A, located on the NWC, will be divided and shared. Supplemental AC will not be provided. Access will be as follows:

     o IDF 2A will have (1) separate and lockable entrance for each occupant. Each tenant provide own hardware.

     o DLJ will not have access to any other Telecommunication closet other than 2C and 2A.

SECURITY SYSTEM:

   o Security system infrastructure will remain in-place and the integrity must be maintained.

                     ASSIGNMENT AND ASSUMPTION OF LEASE
                               ("Assignment")




            SBC WARBURG INC., a New York corporation having an office at 277 Park Avenue, New York, New York ("Assignor"), in consideration of the mutual covenants and undertakings set forth herein and certain other valuable consideration to it in hand paid by DONALDSON, LUFKIN & JENRETTE, INC., a Delaware corporation having an office at 277 Park Avenue, New York, New York ("Assignee"), hereby assigns to Assignee all of Assignor's right, title and interest in and to that certain Agreement of Lease, dated as of June 23, 1994, between Stanley Stahl D/B/A Stahl Park Avenue Company, predecessor in interest to 277 Park Avenue, LLC, as landlord ("Landlord") and S.G. Warburg & Co. Inc. ("Warburg"), as tenant, as amended by that certain letter agreement, dated January 11, 1995, between Landlord and Warburg, as assigned by Warburg to Assignor pursuant to that certain Assignment and Assumption Agreement (the "Prior Assignment"), dated as of June 3, 1996, as amended by that certain letter agreement, dated June 13, 1997, between Landlord and Assignor (herein collectively called the "Master Lease") covering all of the rentable area of the second and third floors (the "Premises") of the building known as 277 Park Avenue, New York, New York (the "Building"), provided that such assignment shall not be effective until February 1, 1998 (the "Effective Date"). The terms of such assignment are, and Assignor and Assignee agree, as follows:

            1. (a) Assignee shall have and hold the Master Lease from and after the Effective Date for all of the remainder of the initial term of the Master Lease (i.e. through January 31, 2008) only, subject to all of the terms, covenants, conditions and agreements thereof. Notwithstanding anything herein contained to the contrary, Assignor's rights under Articles 38 and 39 of the Master Lease are excluded from this Assignment and Assignee shall have no claim whatsoever to such rights; provided, however, if Assignor is unconditionally and fully relieved by Landlord of all of Assignor's obligations under the Master Lease from and after the Effective Date, then in such event (but only in such event) Assignor's rights under said Articles 38 and 39 of the Master Lease shall be deemed to have been assigned to Assignee hereby.

               (b) Notwithstanding anything herein contained to the contrary, Assignor hereby expressly reserves unto itself all rights, claims and remedies (including, without limitation, all rights of contest and refund) under the Master Lease that accrue prior, or are otherwise applicable, to the period prior to the Effective Date.

                  (c) Notwithstanding anything herein contained to the contrary, if Assignor shall be unable to deliver to Assignee possession of the Premises, or any part thereof, on the Effective Date for any reason whatsoever, (i) Assignor shall have no liability to Assignee therefor, (ii) the validity of this Assignment shall not be impaired by reason thereof and
(iii) the Effective Date of this Assignment shall be adjusted to the date on which Assignor delivers possession of the Premises to Assignee; provided, however, in the event that Assignor fails to deliver the Premises to Assignee on or before December 31, 1998 (time being of the essence), Assignee shall have the right, as its sole and exclusive remedy (unless Assignor willfully and in bad faith retains possession of the Premises), to terminate this Assignment upon written notice to Assignor. This Section 1 shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding the foregoing, Assignor agrees to use reasonable efforts to deliver possession of the Premises to Assignee on the Effective Date.

            2. Assignee hereby accepts the within assignment subject to all the terms, covenants, conditions, provisions and agreements contained in the Master Lease, and, assumes and agrees with Assignor and with Landlord to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Master Lease on the part of the tenant thereunder to be performed from and after the Effective Date, in the same manner and with the same force and effect as if Assignee had originally executed the Master Lease as the tenant thereunder. Assignee shall indemnify, defend and save harmless Assignor, its officers, agents, servants and employees from and against any liability, expense, suit, damage, action or charge including, without limitation, reasonable attorneys' fees, suffered or incurred by Assignor by reason of (a) the failure of Assignee or those claiming through or under Assignee to pay the Rental (as defined in the Master Lease) from and after the Effective Date, (b) the breach by Assignee or those claiming through or under Assignee of any of the other terms, covenants and conditions of the Master Lease from and after the Effective Date or, (c) death, personal injury or property damage (other than to the property of Assignee) at the Building occurring on or after the Effective Date or (d) the payment of the New York State and New York City Sales and Use Tax (including any late fees, interest or penalties thereon), if any, imposed in connection with this Assignment.

            3. (a) On the Effective Date (and as a condition precedent thereto) Assignee shall (i) pay Assignor $37,000 (the "Special Payment") in immediately available funds, (ii) execute and deliver a promissory note (the "Note") substantially in the form of Exhibit A annexed hereto and (iii) if the Effective Date is the first day of a month, make the payment required to be made thereunder. The parties acknowledge that the principal amount of the Note and the Schedule (as defined in the Note) are based upon an Effective Date of February 1, 1998. If for any reason (other than the acts or omissions of Assignee) the effective Date occurs after February 1, 1998 the principal amount of the Note shall be reduced (and the Schedule appropriately adjusted) by the total Payment Amount (as shown on the Schedule) attributable to the period between February 1, 1998 through and including the day preceding the Closing Date, with an appropriate per diem adjustment if the Effective Date is not the first day of a month.


                  (b) If at any time during the term of the Note, Assignor receives an unsolicited or solicited proposal (an "Offer") from an unaffiliated third party (an "Offeror") to purchase the Note and Assignor desires to accept such Offer, Assignor shall deliver to Assignee a certification (a "First Refusal Notice") executed by Assignor setting forth the purchase price for the Note (or methodology for determining the purchase price for the Note) set forth in the Offer. Assignee shall have the right of first refusal (the "Refusal Option"), exercisable by notice (an "Acceptance Notice") given to Assignor on or before the date which is 10 calendar days after the date on which Assignee receives the First Refusal Notice to purchase the Note on the terms and conditions set forth in the First Refusal Notice.

                  If Assignee fails to give an Acceptance Notice within the 10-day period described above, then Assignor may proceed to transfer the Note for the price or in accordance with the methodology set forth in the First Refusal Notice (subject to immaterial changes thereto), provided that if Assignor fails to close the transfer contemplated by the First Refusal Notice on terms no less favorable to Assignor than those set forth therein (subject to immaterial changes) within 90 days from the last date on which Assignee was permitted to deliver an Acceptance Notice hereunder with respect to such First Refusal Notice (the "First Refusal Period"), then Assignor shall, if it desires to sell the Note to an Offeror, again be required to offer Assignee the right of first refusal in accordance with this Section and provided further that if during any First Refusal Period, Assignor desires to make any material changes to the applicable First Refusal Notice which would have the effect of reducing the price payable to Assignor, Assignor shall submit a revised First Refusal Notice to Assignee and Assignee shall have the right to exercise its Refusal Option with respect to such revised First Refusal Notice within ten (10) days following Assignee's receipt thereof. If Assignee timely gives an Acceptance Notice, then within ten calendar days thereafter, Assignor shall endorse the Note to Assignee without recourse, representation or warranty against payment in immediately available funds of the purchase price set forth (or determined in accordance with) the First Refusal Notice; provided, however, that Assignor shall represent and warrant that it has not encumbered, pledged, assigned or otherwise transferred, or suffered to be encumbered, pledged, assigned or otherwise transferred, all or any portion of its interest in, to or under the Note.

                  Notwithstanding anything to the contrary contained herein, Assignee shall not have a Refusal Option with respect to any sale or transfer of the Note if the transferee is an Affiliate (as defined herein) or subsidiary of Assignor, (but such a transferee shall be bound by the terms hereof to the extent the same would be applicable to Assignor). "Affiliate" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity (collectively "Person"), which shall Control, be under the Control of, or be under common Control with the Person in question. "Control" shall mean ownership of more than fifty (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract. Notwithstanding anything to the contrary contained herein, if Assignee fails to timely exercise the Refusal Option and the Note is transferred to an Offeror, the Refusal Option shall terminate forever and shall not apply to the transferee or any subsequent owner or holder of the Note.

            4. Assignor represents and warrants to Assignee that Assignor has not (a) previously assigned the Master Lease other than pursuant to the Prior Assignment or (b) sublet all or any portion of the Premises other than pursuant to that certain Sublease (the "Sublease"), dated as of the date hereof, between Assignor and Assignee. Prior to the Effective Date, Assignor shall not (i) voluntarily surrender, cancel or terminate the Master Lease or
(ii) voluntarily amend the Master Lease or exercise any option under the Master Lease, in each case, without the prior consent of Assignee. Notwithstanding anything to the contrary contained herein, if the Master Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except through the default of Assignor, as tenant thereunder (excluding a default caused by Assignee) or by reason of a breach by Assignor of the foregoing covenant, Assignor shall not be responsible for such termination.
            5. Assignor will be responsible for the cure of any monetary and material non-monetary defaults on the part of Assignor under the Master Lease existing as of the Effective Date. Assignor shall indemnify, defend and save harmless Assignee, its officers, agents, servants and employees from and against any liability, expense, suit, damage, action or charge including, without limitation, reasonable attorneys' fees, suffered or incurred by Assignee by reason of (a) the failure of Assignor to pay the Rental prior to the Effective Date (except to the extent that such failure relates to the failure of Assignee to pay the corresponding rental under the Sublease), (b) the breach by Assignor of any of the other monetary and material non-monetary terms, covenants and conditions of the Master Lease prior to the Effective Date (except to the extent that such breach relates to the breach of Assignee in performing the corresponding obligation under the Sublease), (c) death, personal injury or property damage (other than to the property of Assignor) at the Building (other than within the premises demised to Assignee under the Sublease) occurring prior to the Effective Date, (d) the payment of the City Transfer Tax and the State Transfer Tax (as hereinafter defined) (including any late fees, interest or penalties thereon) imposed in connection with this Assignment or (e) the breach by Assignor of the covenants set forth in the second sentence of Paragraph 4 hereof.

            6. On the Effective Date, Assignor shall pay the amount of the Real Property Transfer Tax imposed by Chapter 21 of Title 11 of the Administrative Code of the City of New York (the "City Transfer Tax") and the Real Estate Transfer Tax imposed by Article 31 of the New York State Tax Law (the "State Transfer Tax") in connection with this transaction by delivery to the Commissioner of Finance and the New York State Department of Taxation and Finance, respectively, of a certified check payable to the order of the Commissioner of Finance in the amount of the City Transfer Tax and a certified check payable to the order of the New York State Department of Taxation and Finance in the amount of the State Transfer Tax, together with all returns required by said statutes and the regulations issued pursuant to the authority thereof, which shall be prepared by Assignor in form and substance reasonably acceptable to Assignee, and shall be duly executed and acknowledged by both Assignor and Assignee, as may be required. Assignor and Assignee hereby agree that for purposes of computing the City Transfer Tax, the State Transfer Tax and for all other purposes, consideration in the principal amount of the Special Payment plus the principal amount of the Note shall be allocated to the assignment of the Master Lease and that such amount is attributable solely to the period ending on the Fixed Expiration Date (as defined in the Master Lease) and to no other period thereunder.

            7. Except as expressly set forth herein, Assignor has not made and does not make any representation as to the condition, expense or any other matter or thing affecting or related to the Master Lease or the Premises or the Assigned Items (as hereinafter defined) or any fixtures, equipment or furnishings contained in the Premises and Assignee hereby expressly acknowledges that no such representations have been made. Assignee agrees to take the Premises on the Effective Date in its then "as is" condition and Assignor shall have no obligation to perform any alterations, work or repairs on behalf of Assignee or contribute any sums toward same, provided that the Premises shall be delivered to Assignee vacant (other than any occupancy by Assignee) and broom clean. Assignor is not liable or bound in any manner by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the

Master Lease, Premises, the Assigned Items or any fixtures, equipment or furnishings contained in the Premises furnished by any real estate broker, agent, employee or other person, unless the same are specifically set forth herein. Assignor hereby represents and warrants that the Master Lease is true and complete and that there are no other written agreements between Assignor and Landlord with respect to the Premises (other than that certain letter, dated September 6, 1996, from Landlord to Assignor (a true and complete copy of which has been delivered to Assignee)) that would be binding on Assignee. Nothing contained in this Paragraph 7 is intended to impair the obligations of Assignor under Paragraph 5 hereof.

            8. The following items (the "Assigned Items") of Assignor will remain in place on an "as is" "where is" basis or otherwise in the condition such items are in as of the date hereof (normal wear and tear and, subject to the last sentence of this section, damage by reason of fire or other casualty excepted):

            a.  Private elevators serving the 3rd floor and ground floor lobby;

            b.  225 KVA emergency generator (EPS);

            c.  250 KVA UPS system plus seven power distribution units (PDU's);

            d. Supplemental air conditioning equipment (210 tons) (which equipment is to be delivered in good working order);

            e.  Raised flooring and carpeting;

            f.  Dropped ceilings, lighting and built-in partitions;

            g.  Window treatments;

            h.  Custom millwork installations;

            1.  Security system equipment;

            j.  Fully equipped food service/lunch area;

            k.  Built-in audio visual equipment;

            1.  Category 5 cabling serving the Premises;

            m. Approximately 210 trading desks inclusive of wiring but exclusive of equipment;

            n.  High density filing systems; and

            o. Two secure redundant points of entry in the Building (as permitted under the Master Lease) providing proprietary direct fiber optic service runs in conduit to the Premises without spliced connections.

in the event of a fire or casualty prior to the Effective Date, Assignor shall use all reasonable efforts to cause Landlord to comply with his obligations under the Master Lease to restore "Alterations" (as defined in the Master Lease); and with respect to any of the Assigned Items that Landlord is not so required to restore Assignor will, at its option either (i) restore the same or (ii) assign its insurance proceeds therefor and, if necessary, pay any additional monies to restore the same to Assignee. Notwithstanding anything herein contained to the contrary, Assignor shall remove from the Premises all of its movable equipment, furniture, furnishings, decorations and other items of movable personal property (other than the Assigned Items) prior to the Effective Date and shall have the right, but not the obligation, to remove from the Premises all of its movable improvements and fixtures (other than the Assigned Items) prior to the Effective Date (it being agreed that Assignor shall be under no obligation whatsoever to remove from the Premises any items that are affixed to the Premises).

            9. If the difference between (a) the sum of (i) Tenant's Tax Share (as defined in the Master Lease) of Taxes (as defined in the Master Lease) for the Tax Year commencing July 1, 1997 and ending June 30, 1998 (as finally determined) plus (ii) Tenant's Operating Share (as defined in the Master
Lease) of Operating Expenses (as defined in the Master Lease) for the Operating Year (as defined in the Master Lease) commencing January 1, 1998 and ending December 31, 1998 (as finally determined) and (b) the sum of (i) Tenant's Tax Share of Base Taxes (as defined in the Master Lease) (as finally determined) plus (ii) Tenant's Operating Share of Base Operating Expenses (as defined in the Master Lease) (as finally determined) is (x) greater than $282,012.50, then Assignor shall owe to Assignee an amount equal to the product of (1) such difference multiplied by (2) the number of years (appropriately pro-rated in the case of any partial year) occurring during the period (the "Payment Period") commencing on the Effective Date and ending on the Fixed Expiration Date (as defined in the Master Lease) or (y) is less than $282,012.50, then Assignee shall owe to Assignor an amount equal to the product of (1) such difference multiplied by (2) the number of years (appropriately prorated in the case of any partial year) occurring during the Payment Period. The amount (the "Owed Amount") owed by a party pursuant to this Paragraph 9 shall be paid to the other party in equal monthly installments without interest on the first day of each month occurring during the Payment Period and shall be evidenced by a promissory note substantially in the form attached as Exhibit A hereto, with the exception that there shall be no interest other than Default Interest (as defined in the Note) and there shall be appropriate adjustments for the principal amount, the note provisions, the obligor and the obligee. Such promissory note shall be executed and delivered within 15 days after the Owed Amount has been finally determined; provided, however, that the portion of the Owed Amount that would have been payable pursuant to this sentence during the period commencing on the Effective Date and ending on (and inclusive of) the first day of the month in which such promissory note is so delivered shall be paid within 15 days after the Owed Amount is finally determined. Assignor and Assignee agree to reasonably cooperate with one another in good faith in making the determinations required to be made pursuant to this Paragraph 9 and in dealing with Prime Lessor in connection therewith.

            10. Assignor and Assignee each represent and warrant to the other that it has not dealt or communicated with any broker in connection with this transaction other than Jones Lang Wootton USA ("JLW") on behalf of Assignor and DLJ Realty Services, Inc. ("DLJRSI", JLW and DLJRSI and sometimes collectively referred to herein as "Broker") on behalf of Assignee. Assignor agrees to indemnify, defend and save harmless Assignee from and against any liability, expense, suit, damage, action or charge including, without limitation, reasonable attorneys' fees, that Assignee may suffer or incur by reason of the claim of JLW or any other broker (other than DLJRSI) which may be asserted against the Assignee as a result of any dealings between Assignor and JLW or any other broker. Assignee agrees to indemnify, defend and save harmless Assignor from and against any liability, expense, suit, damage, action or charge including, without limitation, reasonable attorneys' fees, that Assignor may suffer or incur by reason of the claim of DLJRSI or any other broker (other than JLW) which may be asserted against the Assignor as a result of any dealings between the Assignee and DLJRSI or any other broker. Assignor agrees to pay all commissions due Broker pursuant to separate agreements between Assignor and Broker regarding this transaction.

            11. This Assignment is subject to, and shall become effective only upon, the written consent of Landlord in accordance with all of the terms of the Master Lease, in form and substance reasonably acceptable to Assignor and Assignee, which consent Assignor and Assignee shall use all reasonable efforts to obtain. In addition, Assignor and Assignee shall use all reasonable efforts to obtain an estoppel certificate from Landlord in accordance with all of the terms of the Master Lease, in form and substance reasonably acceptable to Assignor and Assignee. Assignee shall promptly furnish to Landlord such information as may be reasonably necessary to obtain such consent (including, without limitation, all financial information regarding Assignee as is required by Landlord to unconditionally and fully relieve Assignor of all of Assignor's obligations under the Master Lease) and estoppel certificate and to enter into such agreements among Landlord,

Assignor and Assignee as Landlord may reasonably require pursuant to the Master Lease in connection with giving its consent to this Assignment and such estoppel certificate. in the event such consent is denied, this Assignment shall thereupon terminate and be of no further force or effect. In the event such consent is not obtained on or prior to the 60th day following the date hereof, then either party shall have the right to give written notice to the other canceling this Assignment. Notwithstanding anything herein contained to the contrary, in the event such estoppel certificate is not delivered by Landlord or is not delivered in an acceptable form, then the same shall have no affect whatsoever on the validity or effectiveness of this Assignment and neither party shall have any liability to the other therefor.

            12. Each party hereby represents, warrants and covenants to the other that (a) it is a duly formed and validly existing corporation with full power and authority to enter into this Assignment and to perform its obligations hereunder in accordance with its terms and (b) this Assignment has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of such party.

            13. All prior understandings and agreements between the parties with respect to the Master Lease and the Premises are merged within this Assignment, which together with the Sublease fully and completely sets forth the understanding of the parties.

            14. This Assignment may not be changed or terminated orally or in any manner other than by an agreement in writing executed by both parties.

            15. This Assignment shall be governed by the laws of the State of New York.

            16. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

            17. This Assignment may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

            18. Any notice or demand which may be required or may be desired to be given pursuant to this Assignment shall be in writing and given in accordance with Article 26 of the Master Lease, addressed as follows:

If to Assignor:

SBC Warburg
222 Broadway
New York, NY 10038
Attn: Michael Lagana

with copies to: Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attn: Joshua Mermelstein, Esq.


If to Assignee:

Donaldson, Lufkin & Jenrette, Inc.
277 Park Avenue
New York, NY 10172
Attn: Raj Vakharia

with copies to: Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, N.Y. 10022
Attn: Wallace L. Schwartz, Esq.
Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the 15 day of June, 1997.

                          SBC WARBURG INC.

                          By: /s/ Curt J. Snyder
                              -----------------
                              Name:  Curt J. Snyder
                              Title: Executive Director


                          By: /s/ Robert C. Errico
                              -------------------------
                              Name:  Robert C. Errico
                              Title: Executive Director


                          DONALDSON, LUFKIN & JENRETTE, INC.

                          By: /s/ Anthony F. Daddino
                              --------------------------
                              Name:  Anthony F. Daddino
                              Title: Executive Vice President &
                                     Chief Financial Officer

State of New York   )
                      : ss.:
County of New York  )

   On this 13th day of June 1997, before me personally came Curtis L. Snyder, to me known, who, being by me duly sworn, did depose and say that he resides at Chappaqua, NY; that he is the E. D. of SBC Warburg Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                    NICHOLAS T. GANZ
/s/ Nicholas T. Ganz                        Notary Public, State of New York
----------------------                                No. 24-4966243
Notary Public                                  Qualified in Westchester Cty
                                          Commission Expires September 9,
                                                          1997

State of New York   )
                      : ss.:
County of New York  )

   On this 13th day of June 1997, before me personally came Robert C. Errico, to me known, who, being by me duly sworn, did depose and say that he resides at Short Hills, NJ; that he is the E. D. of SBC Warburg Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.





                                                   NICHOLAS T. GANZ
/s/ Nicholas T. Ganz                      Notary Public, State of New York
---------------------                               No. 24-4966243
Notary Public                               Qualified in Westchester Cty
                                          Commission Expires September 9,
                                                          1997

State of New York   )
                      : ss.:
County of New York  )

   On this 13th day of June 1997, before me personally came Anthony F. Daddino, to me known, who, being by me duly sworn, did depose and say that he resides at Greenwich, CT; that he is the E. V. P. of

Donaldson, Lufkin & Jenrette, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                    NICHOLAS T. GANZ
/s/ Nicholas T. Ganz                        Notary Public, State of New York
---------------------                                No. 24-4966243
Notary Public                                 Qualified in Westchester Cty
                                          Commission Expires September 9,
                                                          1997

                                  EXHIBIT A
                                                              DRAFT 6/13/97

                               PROMISSORY NOTE

$10,082,034.56                                               February __ 1998
                                                            New York, New York

            FOR VALUE RECEIVED, the undersigned, DONALDSON, LUFKIN & JENRETTE, INC., a Delaware corporation, having an office at 277 Park Avenue, New York, New York ("Obligor") promises to pay to the order of SBC WARBURG INC., a New York corporation, having an office at 677 Washington Boulevard, Stamford, Connecticut ("Obligee"), without set-off, counterclaim or deduction, the principal sum of TEN MILLION EIGHTY-TWO THOUSAND THIRTY-FOUR AND 56/100 DOLLARS ($10,082,034.56) (the "Original Principal Amount"), together with interest accruing from the date hereof on the unpaid principal balance from time to time outstanding at the rate hereinafter provided.

                                     I.

                                 DEFINITIONS

            Obligor agrees that, for the purposes of this Promissory Note (the "Note"), the following terms shall have the following respective meanings ascribed thereto.

            1.1 "Base Rate" shall mean the highest rate of interest published on the date of default by The Wall Street Journal, or its successor, as the "prime rate" announced by banks and other lending institutions (or such other term as may be used, from time to time, for the rate presently referred to as the "prime rate").

            1.2 "Business Day" shall mean any day other than a Saturday, Sunday, statutory holiday or other day on which banks in New York are required by law to close.

            1.3  "Default Interest" shall have the meaning set forth in Section
2.2 hereof.

            1.4 "Default Rate" shall mean the lesser of (x) three (3) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

            1.5 "Dollars" shall mean dollars in lawful currency of The United States of America.

            1.6  "Event of Default" shall have the meaning set forth in Section
3.1 hereof.

            1.7  "Excess Interest" shall have the meaning set forth in Section
4.5 hereof.

            1.8 "Maturity Date" shall mean January 1, 2008, or such earlier date the entire Outstanding Principal Balance is due and payable by reason of the acceleration of the maturity of this Note.

            1.9 "Note" shall mean this Promissory Note as the same may hereafter be amended or modified.

            1.10 "Obligated Parties" shall have the meaning set forth in
Section 4.4 hereof.

            1.11 "Obligee" shall mean SBC Warburg Inc., a New York corporation, having an office at 677 Washington Boulevard, Stamford, Connecticut.

            1.12 "Obligor" shall mean Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation, having an office at 277 Park Avenue, New York, New York.

            1.13 "Original Principal Amount" shall mean $10,082,034.56.

            1.14 "Outstanding Principal Balance" shall mean at any time the portion of the Original Principal Amount not then repaid.

            1.15 "Payment Date" shall mean the first day of February, 1998 and the first day of each month thereafter through and including the Maturity Date.

            1.16 "Schedule" shall mean the payment schedule attached hereto as Exhibit A.

                                     II.
                 PAYMENT OF INTEREST AND PRINCIPAL

            2.1 Scheduled Payments of Interest and Principal. Subject to
Section 2.2 below, nine percent (9%) interest shall accrue on the Outstanding Principal Balance. On each Payment Date the Obligor shall make principal and interest payments in the amount set forth opposite such Payment Date on the Schedule. Interest on the Outstanding Principal Balance shall be calculated on the basis of twelve 30-day months, provided, however, that for portions of the Outstanding Principal Balance or other amounts past due which are outstanding for less than a full calendar month, interest on such amounts shall be calculated on the basis of a 365-day year and the actual number of days elapsed in any portion of a month for which interest may be due on such portion of the Outstanding

Principal Balance. The Outstanding Principal Balance together with all accrued and unpaid interest thereon shall be payable in full on the Maturity Date. All payments in respect of this Note shall be paid by Obligor by wire transfer of immediately available funds to such account as Obligee shall give notice of to Obligor.

            2.2 Default Interest. If any payment of principal, interest or other sum payable hereunder is not paid when due, such principal amount, interest or other sum shall bear interest at the Default Rate from the date due through and including the date such amount is properly paid. Without limiting the foregoing, upon the occurrence of and during the continuance of an Event of Default, the Outstanding Principal Balance and accrued and unpaid interest shall bear interest at the Default Rate. Default Interest shall be payable, from time to time, immediately upon demand.

            2.3 Principal and Interest at Maturity. The entire Outstanding Principal Balance, any accrued and unpaid interest and any and all other sums which are due and payable pursuant to the terms and provisions of the Note shall be due and payable on the Maturity Date.

            2.4 Calculation of Default Interest. Default Interest on this Note shall be calculated on the basis of twelve 30-day months, provided, however, that for portions of the Outstanding Principal Balance or other amounts past due which are outstanding for less than a full calendar month, Default Interest on such amounts shall be calculated on the basis of a 365-day year and the actual number of days elapsed in any portion of a month for which Default Interest may be due on such portion of the Outstanding Principal Balance or any accrued and unpaid interest.

            2.5 Place of Payment; Business Days. Payments to be made under this Note are to be made at the office of Obligee first specified above or at such other place as Obligee may from time to time in writing specify. If any payment in respect of this Note becomes due and payable on any date which is not a Business Day, such payment shall be payable on the next succeeding Business Day.

            2.6 Order of Payments. Prior to an Event of Default, payments received under this Note shall be applied first to the payment of amounts other than principal and interest due hereunder; next to the payment of any Default Interest due hereunder, next to the payment of any non-Default Interest hereunder and last to the Outstanding Principal Balance. After an Event of Default, payments made hereunder shall be applied in such manner as Obligee may elect.

            2.7 No Prepayments. This Note is not prepayable. Obligor acknowledges and agrees that if this Note is prepaid prior to the Maturity Date for any reason, including, but not limited to, acceleration of the Maturity Date by reason of any Event of Default, any subsequent tender of payment of this Note made by Obligor or by anyone on behalf of Obligor or otherwise, including, without limitation during, or pursuant to, any federal or state bankruptcy, insolvency or similar proceedings, shall constitute an evasion on the prohibition on prepayment set forth herein, and accordingly, Obligor shall pay on the Prepayment Date (hereinafter defined) in addition to the Outstanding Principal Balance and accrued and unpaid interest thereon through to the Prepayment Date, a Prepayment Premium (defined below). As used herein, "Prepayment Premium" shall mean an amount, not less than zero, equal to the excess, if any of:

              (x) the present value on the date of prepayment or acceleration (the "Prepayment Date") of (A) all future monthly installments of principal and interest which Obligor would otherwise be required to pay under this Note through but excluding the Maturity Date absent such prepayment or acceleration and (B) the Outstanding Principal Balance and all interest thereon which would otherwise be due upon the Maturity Date absent such prepayment or acceleration, with such present value being determined by the use of a discount rate equal to the yield to maturity (on a "bond equivalent basis"), on the date which is 5 Business Days prior to the Prepayment Date (the "Testing Date"), of the United States Treasury security (the "Comparison Treasury Security") with a maturity date closest to (before, on or after) the date which follows the Testing Date by a period equal to the then Remaining Weighted Average Life (as hereinafter defined), over

              (y) the Outstanding Principal Balance being prepaid (or otherwise becoming due) on the Prepayment Date.

            In the event that the sum described in clause (x) of this Section
2.7 shall be equal to or less than the sum described in clause (v) of this
Section 2.7, the Prepayment Premium shall be equal to Zero Dollars ($0.00).

            "Remaining Weighted Average Lift" shall mean, with respect to any Testing Date, a period of years (and/or fractions thereof) equal to the sum of the monthly payments of principal (i.e., the amortizing portions of the monthly installment payments of interest and principal) to be paid during the remainder of the term of the Note (including any principal amount due at the Maturity Date) which are allocable to the Outstanding Principal Balance then being prepaid or accelerated, after such monthly payments of principal have each been multiplied by a fraction, the numerator of which is the number of years and fractions thereof from such Testing Date to the scheduled due date for the payment of such monthly payments of principal and the denominator of which is the Outstanding Principal Balance being prepaid or accelerated as of such Testing Date. If there is more than one United States Treasury security having a maturity date that is closest to (before, on or after) the then Remaining Weighted Average Life, the selection of the Comparison Treasury Security shall be at the sole option of Obligee. Nothing herein shall be deemed to require Obligee to accept any prepayment.

                                     III.
                             DEFAULTS AND REMEDIES

            3.1 Occurrence of an Event of Default: Acceleration of Maturity
Date.

            Each of the following constitute an "Event of Default:"

            (a) default in the payment of principal or other payment hereunder when due and, with respect to any such payment due other than on the Maturity Date, continuance of such default for a period of ten (10) days after notice of such default is given to Obligor, or

            (b) default in the performance or observance of any other covenant or agreement of Obligor contained herein and continuance of such default for a period of thirty
                        (30) days after notice of such default is given to Obligor,

            (c) (1) if Obligor shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief or debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                        (2) if any case, proceeding or other action shall be commenced against Obligor (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication or bankruptcy or insolvency or such appointment or the issuance or entry of any other order having a similar effect or
                        (ii) remains undismissed for a period of sixty (60) days.

Upon the occurrence of an Event of Default, and at any time thereafter, the Obligee may cause, without additional notice to Obligor, the Outstanding Principal Balance together with all accrued and unpaid interest to become at once due and payable at the place of payment as aforesaid, and Obligee may proceed to exercise any rights and remedies available to Obligee hereunder or which Obligee may have at law, in equity or otherwise.

           3.2 Nature of Remedies. The remedies of Obligee as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Obligee, and may be exercised as often as occasion there for shall arise. No acceptance of a past due installment or indulgence granted from time-to-time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to collect Default Interest retroactively or prospectively. Failure of Obligee, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent Event of Default. No act of omission or commission of Obligee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written document executed by Obligee and then only to the extent specifically recited therein. A waiver or release in connection with any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Obligee's rights or remedies hereunder or at law or in equity. Notice of the exercise of any right or remedy granted to Obligee by this Note is not required to be given.

           3.3 Payment of Attorneys' Fees and Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement, whether or not any suit is brought on this Note or other proceeding is brought, or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Obligee in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note; or (iii) an attorney is retained to represent Obligee in any other proceedings whatsoever brought by third parties in connection with this Note, then Obligor shall pay to Obligee on demand all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

                                     IV.
                          OTHER GENERAL AGREEMENTS

           4.1 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto or any other person shall be in writing and shall be personally delivered, or sent by Federal

Express, Express Mail or other nationally recognized overnight courier service which provides for notice of receipt upon delivery, or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to be given for purpose of this Note upon receipt. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications in writing shall be given to or made upon the following persons at their respective addresses indicated below:

If to Obligee:

SBC Warburg Inc.
Swiss Bank Corporate Center I
677 Washington Boulevard
Stamford, Connecticut 06901-3793
Attn: General Counsel

with copies to: Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY 10004
Attn: Joshua Mermelstein, Esq.


If to Obligor:

Donaldson, Lufkin & Jenrette, Inc.
277 Park Avenue
New York, NY 10172
Attn: Raj Vakharia
      Charles Hendrickson, Treasurer


with copies to: Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, N.Y. 10022
Attn: Wallace L. Schwartz, Esq.


Either party may, by notice in writing, direct that future notices or demands be sent to a different address. Rejection or refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed a receipt of such notice. Notice for either party may be given by its respective counsel. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Obligee by this Note is not required to be given.

            4.2 Governing Law and Other Agreements. Obligor agrees that: (i) this instrument and the rights and obligations of the parties hereunder shall be governed by the laws of the State of New York, without reference to the conflict of law principles of such State; and (ii) upon the Maturity Date, Obligee shall not have any obligation to refinance the indebtedness evidenced by this Note or to extend further credit to Obligor.

            4.3 Interpretation. The headings of sections and paragraphs in this Note are for convenience only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof. As used in this Note, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interests of Obligor and Obligee under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerning the imposition of interest hereunder, the rights, obligations and interests of Obligor and Obligee with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of Paragraph 4.5 hereof. Time is of the essence of this Note.

            4.4 Waiver. Obligor and any and all others who are now or may become liable for all or part of the obligations of Obligor under this Note, including any guarantor of this Note or any of Obligor's obligations hereunder, (collectively the "Obligated Parties") agree to be jointly and severally bound hereby and jointly and severally, to the extent permitted by law: (i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof;
(ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder other than notices required as a condition to an Event of Default occurring; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each of Obligated Parties shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Obligee to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Obligee with respect to the payment or other provisions hereof and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such obligors or security or the taking of any of the other acts described above, shall not affect the liability of any of the Obligated Parties for the payment hereof.

            4.5 Excess Interest. It is agreed that, notwithstanding any provision to the contrary in this Note, no such provision shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law ("Excess Interest") to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, or in any other instrument, then in such event:

            (a)  the provisions of this paragraph shall govern and control;

            (b) neither Obligor nor any of the other Obligated Parties shall be obligated to pay any Excess Interest;

            (c) any Excess Interest that Obligee may have received hereunder shall, at the option of Obligee, be (i) applied as a credit against the then Outstanding Principal Balance due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing;

            (d) the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate and this Note shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

            (e) neither Obligor nor any of the other Obligated Parties shall have any action or remedy against Obligee for any damages whatsoever or any defense to enforcement of the Note arising out of the payment or collection of any Excess Interest.

            4.6 Successors, Obligees and Assigns. Upon any endorsement, assignment or other transfer of this Note by Obligee or by operation of law, the term "Ob1igee," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Obligee then becoming the holder of this Note. This Note shall inure to the benefit of Obligee and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The terms "Obligor" and "Obligated Parties," as used herein, shall include the respective successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Obligor and any other Obligated Parties.

            4.7 Miscellaneous. This Note may not be modified, amended, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of any such modification, amendment, change, discharge or termination is sought. This Note shall be construed without regard to any presumption or other rule requiring construction against the party causing this Note to be drafted.

            4.8 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, OBLIGOR HEREBY EXPRESSLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS PARAGRAPH 4.8.

            4.9 Jurisdiction, Venue, Service of Process. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. OBLIGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO OBLIGOR AT ITS ADDRESS FOR NOTICES PURSUANT TO PARAGRAPH 4.1 HEREOF. OBLIGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF OBLIGEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST OBLIGOR IN ANY OTHER JURISDICTION.

            4.10 Successors. This Note shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

            4.11 No Modifications. The terms of this Note may not be modified, amended, changed or terminated orally, but only by an agreement in writing signed by the parties against whom enforcement of such modification, amendment, change or termination is sought.

   IN WITNESS WHEREOF, Obligor has through its duly authorized officer, executed and delivered this Note as of the day and year first above written.

                                          DONALDSON, LUFKIN & JENRETTE, INC.
                                          a Delaware Corporation
                                          By:
                                              -------------------------------
                                              Name:
                                              -------------------------------
                                              Title:
                                              -------------------------------

                                  EXHIBIT A
                             Schedule of Payments

                                                              OUTSTANDING
 PAYMENT    PAYMENT    PAYMENT     APPLIED TO   APPLIED TO     PRINCIPAL
  NUMBER     DATE     AMOUNT ($)  INTEREST ($) PRINCIPAL ($)  BALANCE ($)
--------- --------- ------------ ------------ ------------- --------------
      1      2/1/98   172,564.79          --    172,564.79    9,909,469.76
      2      3/1/98   172,564.79   74,321.02     98,243.77    9,811,226.00
      3      4/1/98   172,564.79   73,584.19     98,980.60    9,712,245.40
      4      5/1/98   172,564.79   72,841.84     99,722.95    9,612,522.45
      5      6/1/98   172,564.79   72,093.92    100,470.87    9,512,051.57
      6      7/1/98   172,564.79   71,340.39    101,224.40    9,410,827.17
      7      8/1/98   172,564.79   70,581.20    101,983.59    9,308,843.58
      8      9/1/98   172,564.79   69,816.33    102,748.46    9,206,095.12
      9     10/1/98   172,564.79   69,045.71    103,519.08    9,102,576.04
     10     11/1/98   172,564.79   68,269.32    104,295.47    8,998,280.57
     11     12/1/98   172,564.79   67,487.10    105,077.69    8,893,202.88
     12      1/1/99   172,564.79   66,699.02    105,865.77    8,787,337.11
     13      2/1/99   172,564.79   65,905.03    106,659.76    8,680,677.35
     14      3/1/99   172,564.79   65,105.08    107,459.71    8,573,217.63
     15      4/1/99   172,564.79   64,299.13    108,265.66    8,464,951.98
     16      5/1/99   172,564.79   63,487.14    109,077.65    8,355,874.32
     17      6/1/99   132,277.29   62,669.06     69,608.22    8,286,266.09
     18      7/1/99   132,277.29   62,147.00     70,130.30    8,216,135.79
     19      8/1/99   132,277.29   61,621.02     70,656.27    8,145,479.52
     20      9/1/99   132,277.29   61,091.10     71,186.20    8,074,293.32
     21     10/1/99   132,277.29   60,557.20     71,720.09    8,002,573.23
     22     11/1/99   132,277.29   60,019.30     72,257.99    7,930,315.24
     23     12/1/99   132,277.29   59,477.36     72,799.93    7,857,515.31
     24      1/1/00   132,277.29   58,931.36     73,345.93    7,784,169.39
     25      2/1/00   132,277.29   58,381.27     73,896.02    7,710,273.36
     26      3/1/00   132,277.29   57,827.05     74,450.24    7,635,823.12
     27      4/1/00   132,277.29   57,268.67     75,008.62    7,560,814.51
     28      5/1/00   132,277.29   56,706.11     75,571.18    7,485,243.32
     29      6/1/00   132,277.29   56,139.32     76,137.97    7,409,105.36
     30      7/1/00   132,277.29   55,568.29     76,709.00    7,332,396.35
     31      8/1/00   132,277.29   54,992.97     77,284.32    7,255,112.04
     32      9/1/00   132,277.29   54,413.34     77,863.95    7,177,248.08
     33     10/1/00   132,277.29   53,829.36     78,447.93    7,098,800.15
     34     11/1/00   132,277.29   53,241.00     79,036.29    6,019,763.86
     35     12/1/00   132,277.29   52,648.23     79,629.06    6,940,134.80
     36      1/1/01   132,277.29   52,051.01     80,226.28    6,859,908.52
     37      2/1/01   132,277.29   51,449.31     80,827.98    6,779,080.54
     38      3/1/01   132,277.29   50,843.10     81,434.19    6,697,646.35
     39      4/1/01   132,277.29   50,232.35     82,044.94    6,615,601.41
     40      5/1/01   132,277.29   49,617.01     82,660.28    6,532,941.13
     41      6/1/01   132,277.29   48,997.06     83,280.23    6,449,660.90
     42      7/1/01   132,277.29   48,372.46     83,904.83    6,365,756.06
     43      8/1/01   132,277.29   47,743.17     84,534.12    6,281,221.94
     44      9/1/01   132,277.29   47,109.16     85,168.13    6,196,053.81
     45     10/1/01   132,277.29   46,470.40     85,806.89    6,110,246.92
     46     11/1/01   132,277.29   45,826.85     86,450.44    6,023,796.48
     47     12/1/01   132,277.29   45,178.47     87,098.82    5,936,697.67
     48      1/1/02   132,277.29   44,525.23     87,752.06    5,848,945.61
     49      2/1/02   132,277.29   43,867.09     88,410.20    5,760,535.41
     50      3/1/02   132,277.29   43,204.02     89,073.28    5,671,462.13
     51      4/1/02   132,277.29   42,535.97     89,741.33    5,581,720.81
     52      5/1/02   132,277.29   41,862.91     90,414.39    5,491,306.42
     53      6/1/02   132,277.29   41,184.80     91,092.49    5,400,213.93
     54      7/1/02   132,277.29   40,501.60     91,775.69    5,308,438.24
     55      8/1/02   132,277.29   39,813.29     92,464.00    5,215,974.23
     56      9/1/02   132,277.29   39,119.81     93,157.48    5,122,816.75
     57     10/1/02   132,277.29   38,421.13     93,856.17    5,028,960.58
     58     11/1/02   132,277.29   37,717.20     94,560.09    4,934,400.50
     59     12/1/02   132,277.29   37,008.00     95,269.29    4,839,131.21
     60      1/1/03   132,277.29   36,293.48     95,983.81    4,743,147.40


                                                              OUTSTANDING
 PAYMENT    PAYMENT    PAYMENT     APPLIED TO   APPLIED TO     PRINCIPAL
  NUMBER     DATE     AMOUNT ($)  INTEREST ($) PRINCIPAL ($)  BALANCE ($)
--------- --------- ------------ ------------ ------------- --------------
     61      2/1/03   132,277.29   35,573.61     96,703.69     4,646.443.7
     62      3/1/03   132,277.29   34,848.33     97,428.96     4,549,014.7
     63      4/1/03   132,277.29   34,117.61     98,159.68     4,450,855.0
     64      5/1/03   132,277.29   33,381.41     98,895.88     4,351,959.1
     65      6/1/03   132,277.29   32,639.69     99,637.60     4,252,321.5
     66      7/1/03   132,277.29   31,892.41    100,384.88     4,151,936.7
     67      8/1/03   132,277.29   31,139.53    101,137.77     4,050,798.9
     68      9/1/03   132,277.29   30,380.99    101,896.30     3,948,902.6
     69      10/1/0    91,989.79   29,616.77     62,373.02     3,886,529.6
     70     11/1/03    91,989.79   29,148.97     62,840.82     3,823,688.8
     71     12/1/03    91,989.79   28,677.67     63,312.13     3,760,376.6
     72      1/1/04    91,989.79   28,202.83     63,786.97     3,696,589.7
     73      2/1/04    91,989.79   27,724.42     64,265.37     3,632,324.3
     74      3/1/04    91,989.79   27,242.43     64,747.36     3,467,576.9
     75      4/1/04    91,989.79   26,756.83     65,232.96     3,502,344.0
     76      5/1/04    91,989.79   26,267.58     65,722.21     3,436,621.8
     77      6/1/04    91,989.79   25,774.66     66,215.13     3,370,406.6
     78      7/1/04    91,989.79   25,278.05     66,711.74     3,803,694.9
     79      8/1/04    91,989.79   24,777.71     67,212.08     3,236,482.8
     80      9/1/04    91,989.79   24,273.62     76,716.17     3,168,766.6
     81     10/1/04    91,989.79   23,765.75     68,224.04     3,100,542.6
     82     11/1/04    91,989.79   23,254.07     68,735.72     3,031,806.9
     83     12/1/04    91,989.79   22,738.55     69,251.24     2,962,555.6
     84      1/1/05    91,989.79   22,219.17     69,770.62     2,892,785.0
     85      2/1/05    91,989.79   21,695.89     70,293.90     2,822,491.1
     86      3/1/05    91,989.79   21,168.68     70,821.11     2,751,670.0
     87      4/1/05    91,989.79   20,637.53     71,352.27     2,680,317.7
     88      5/1/05    91,989.79   20,102.38     71,887.41     2,608,430.3
     89      6/1/05    91,989.79   19,563.23     72,426.56     2,536,003.2
     90      7/1/05    91,989.79   19,020.03     72,969.76     2,463,034.0
     91      8/1/05    91,989.79   18,472.76     73,517.04     2,389,517.0
     92      9/1/05    91,989.79   17,921.38     74,068.41     2,015,448.6
     93     10/1/05    91,989.79   17,365.86     74,623.93     2,240,824.6
     94     11/1/05    91,989.79   16,806.29     75,183.61     2,165,641.0
     95     12/1/05    91,989.79   16,242.31     75,747.48     2,089,893.5
     96      1/1/06    91,989.79   15,674.20     76,315.59     2,013,577.3
     97      2/1/06    91,989.79   15,101.83     76,887.96     1,936,690.2
     98      3/1/06    91,989.79   14,525.18     77,464.62     1,859,225.0
     99      4/1/06    91,989.79   13,944.19     78,045.60     1,781,179.0
    100      5/1/06    91,989.79   13,358.85     78,630.94     1,702,548.0
    101      6/1/06    91,989.79   12,769.12     79,220.68     1,623,328.2
    102      7/1/06    91,989.79   12,174.96     79,814.83     1,543,513.2
    103      8/1/06    91,989.79   11,576.35     80,413.44     1,463,099.9
    104      9/1/06    91,989.79   10,973.25     81,016.54     1,382,083.0
    105     10/1/06    91,989.79   10,365.63     81,624.17     1,300,459.2
    106     11/1/06    91,989.79    9,753.44     82,236.35     1,218,222.3
    107     12/1/06    91,989.79    9,136.67     82,853.12     1,135,369.0
    108      1/1/07    91,989.79     8,515.27     83,474.52    1,051,895.2
    109      2/1/07    91,989.79     7,889.21     84,100.58      967,794.0
    110      3/1/07    91,989.79     7,258.46     84,731.33      883,063.0
    111      4/1/07    91,989.79     6,622.97     85,366.82      797,696.0
    112      5/1/07    91,989.79     5,982.72     86,007.07      711,689.0
    113      6/1/07    91,989.79     5,337.67     86,652.12      625,037.0
    114      7/1/07    91,989.79     4,687.78     87,302.01      537,735.0
    115      8/1/07    91,989.79     4,033.01     87,956.78      449,778.0
    116      9/1/07    91,989.79     3,373.34     88,616.45      361,162.0
    117     10/1/07    91,989.79     2,708.72     89,281.08      271,881.0
    118     11/1/07    91,989.79     2,039.11     89,950.68      181,930.0
    119     12/1/07    91,989.79     1,364.48     90,625.31       91,305.0
    120      1/1/08    91,989.79       684.79     91,305.00            0.0

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